EXHIBIT 10.2

FORM OF INTERNATIONAL BANCSHARES CORPORATION

NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

INTERNATIONAL BANCSHARES CORPORATION

NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

In consideration of Employee’s employment by International Bancshares Corporation or by a subsidiary bank of International Bancshares Corporation (collectively referred to herein as “IBC”), including the salary, any bonuses or commissions paid, the cost of training, the sharing of Confidential Information, as defined below, and the use of that information in the performance of Employee’s job, the reputation and goodwill of IBC as utilized by Employee in serving the customers, the mutual promises herein contained, and other good and valuable consideration, IBC and Employee (the “Parties”) have entered into this Non-Disclosure and Non-Solicitation Agreement (the “Agreement” and hereby agree as follows:

1.                                       CONFIDENTIAL INFORMATION.  “Confidential Information” is defined to include all confidential and/or proprietary information of IBC, including records, customer lists, names, addresses, telephone numbers, and other pertinent information of customers and/or potential customers, customer files, business cards, customer maturity schedules, customer account information, customer loan and loan application information, and/or other proprietary data.  Confidential Information is and shall remain the property of IBC.

IBC will provide and/or make available to the Employee such Confidential Information during the period of Employee’s employment which is necessary in connection with the performance of Employee’s job duties.

2.                                       NON-DISCLOSURE.  Employee agrees that Employee will not disclose to anyone any Confidential Information that will be made known or available to Employee by virtue of Employee’s employment with IBC, except to the extent that such disclosure is required in the performance of Employee’s duties for IBC.  Certain Confidential Information is not made available to all IBC employees, and Employee agrees that Employee will not divulge such Confidential Information to other IBC employees unless disclosure is necessary in connection with the performance of IBC’s business and Employee’s duties for IBC.  Employee also agrees not to utilize or disclose Confidential Information for Employee’s own benefit or for the benefit of any third party.  Finally, Employee agrees that the terms of this Agreement shall be in effect throughout the period of Employee’s employment and following the termination of Employee’s employment.  When Employee’s employment ends, for whatever reason, Employee will promptly deliver to IBC all originals and copies of all documents and records (both paper and electronic), computer hardware and software programs, computer files, media, equipment and other materials containing any of IBC’s Confidential Information.

3.                                       NON-SOLICITATION.  IBC is in the business of providing commercial, retail, and international banking services and products related to deposits, loans, mortgage, investment, insurance and other financial matters to its customers through banking facilities located in South, Central, and Southeast Texas and the State of Oklahoma (“IBC’s Business”).  Employee agrees that during the period of Employee’s employment with IBC and for a period of twelve (12) months following the termination of Employee’s employment with IBC for whatever reason, Employee shall not for Employee’s own benefit, or the benefit of any third party:

a.                                       solicit or accept business that is competitive with IBC’s Business, directly or indirectly, from: (i) Customers, as defined below, of IBC; or (ii) Prospective Customers, as defined below, of IBC.  Further, Employee shall not, directly or indirectly, supervise the solicitation or the performance of any services that are competitive with IBC’S Business for such Prospective Customers; ; or

b.                                      directly or indirectly contact for the purpose of soliciting employment, or solicit, employ or otherwise engage any of the employees of IBC to leave his or her employment with IBC.  For purposes of this section, “employee” shall be limited to any person employed by IBC at any time during the eighteen months preceding the termination of Employee’s employment with IBC.

For purposes of this Agreement, “Customer” is defined as any customer of IBC with whom the Employee had direct contact for the purpose of servicing or providing IBC Business to or where Employee supervised, directly or indirectly, in whole or in part, the solicitation or servicing activities related to such Customer during the twenty-four (24) months prior to the

Employee’s termination of employment.  Further, for the purposes of this Agreement, “Prospective Customers” are defined as any person or entity that Employee, either directly or as part of a team, solicited for the purpose of providing any IBC Business to the person or entity or whose identity and financial information became known to Employee by virtue of Employee’s attendance at and/or participation in internal strategy meetings involving, in whole or in part, the prospective customer within six (6) months of the termination of Employee’s employment with IBC.  This Agreement is in addition to the International Bancshares Corporation Code of Ethics and the International Bank of Commerce Conflict of Interest Policy (hereinafter collectively referred to as the “Policy”) and in no way modifies Employee’s obligations under the Policy.

4.                                      ARBITRATION AND REMEDIES.  The Parties further agree that any and all controversies between the Employee and IBC shall be settled by arbitration in accordance with the Open Door Policy for Dispute Resolution then in effect, or, if Employee’s employment with IBC has been terminated, the Open Door Policy for Dispute Resolution in effect at the time of the termination of Employee’s employment with IBC.  However, in the event that Employee breaches or threatens to breach any of the provisions of this Agreement, IBC shall also have the right to seek injunctive relief in any court having equity jurisdiction.  Also, Employee agrees that IBC shall have the right to provide a copy of this Agreement to any person or entity (including prospective or future employers) in order to assure IBC’s rights under this Agreement are adequately protected.

5.                                      REFORMATION AND CLARIFICATION.  IBC and Employee agree that the covenants contained in this Agreement are essential to IBC in making this Agreement and that their enforcement is essential to IBC’s use and enjoyment of its consideration bargained for herein.  Accordingly, the Parties agree that the foregoing covenants impose reasonable restrictions on Employee in light of the activities and business and future plans of IBC.  To the extent Employee needs clarification regarding whether a person or entity is a Customer or Prospective Customer as used herein, Employee may submit a written request for clarification to the Vice President of Human Resources who shall respond in writing within seven (7) business days from the date of receipt of the written request.  If a Court or arbitrator finds that any of the restrictions contained in this Agreement are unreasonable in terms of scope, duration, geographic area or otherwise, the parties intend that such provision shall be reformed as provided in this Agreement and by applicable law to the minimum extent necessary so that the restriction shall be rendered enforceable.

6.                                      RELIANCE AND ENTIRE AGREEMENT.  All questions governing the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of Texas.  Employee understands that this Agreement is not, and shall not be construed to create any contract of employment, express or implied.  Employee also understands that IBC is relying on the above representations, warranties, and agreements in affording or continuing employment and providing Employee with Confidential Information and that this Agreement includes the entire understanding between the Employee and IBC on the subject matter contained in it and may not be changed except mutually in writing by Employee and by a duly authorized officer of IBC.  Employee further understands and acknowledges that at all times his/her employment remains at-will, which means that either Employee or IBC may terminate Employee’s employment at any time for any reason, with or without cause.

Signed and dated the                 day of                                             , 20            .

Employee Printed Name:

Employee Signature:

INTERNATIONAL BANK OF COMMERCE

By HR Rep:
Name

Title